EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2012, with respect to the consolidated financial statements,  and internal control over financial reporting included in the Annual Report of ReachLocal, Inc. on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of ReachLocal, Inc. on Forms S-8 (File No. 333-172321, effective February 18, 2011).

/s/ GRANT THORNTON LLP

Los Angeles, California
March 15, 2012